SLM Student Loan Trust 1998-1
Quarterly Servicing Report
Report Date: 6/30/2004 Reporting Period: 4/1/04-6/30/04

I.  Deal Parameters

	Student Loan Portfolio Characteristics		3/31/2004	Activity	6/30/2004
A	i	Portfolio Balance	$868,142,911.66	($48,210,404.43)	$819,932,507.23
	ii	Interest to be Capitalized	5,458,574.94		4,855,850.29

	iii	Total Pool	$873,601,486.60		$824,788,357.52

	iv	Specified Reserve Account Balance	—		—

	v	Total Adjusted Pool	$873,601,486.60		$824,788,357.52

B	i	Weighted Average Coupon (WAC)	5.282%		5.293%
	ii	Weighted Average Remaining Term	92.71		91.79
	iii	Number of Loans	275,470		263,512
	iv	Number of Borrowers	125,245		119,653

	Notes and Certificates			Spread	Balance 04/26/04	% of Pool	Balance 7/26/04	% of Pool
C	i	A-1 Notes	78442GAX4	0.71%	$0.00	0.000%	$0.00	0.000%
	ii	A-2 Notes	78442GAY2	0.76%	767,051,486.60	87.803%	718,238,357.52	87.082%
	iii	Certificates	78442GAZ9	0.97%	106,550,000.00	12.197%	106,550,000.00	12.918%

	iv	Total Notes and Certificates			$873,601,486.60	100.000%	$824,788,357.52	100.000%

	Reserve Account		4/26/2004	7/26/2004
D	i	Required Reserve Acct Deposit (%)	0.25%	0.25%
	ii	Reserve Acct Initial Deposit ($)
	iii	Specified Reserve Acct Balance ($)	$2,184,003.72	$2,061,970.89
	iv	Reserve Account Floor Balance ($)	$2,999,161.00	$2,999,161.00
	v	Current Reserve Acct Balance ($)	$2,999,161.00	$2,999,161.00

II. 1998-1 Transactions from: 4/1/2004 through: 6/30/2004

A	Student Loan Principal Activity
	i	Regular Principal Collections	$42,532,341.69
	ii	Principal Collections from Guarantor	9,566,555.56
	iii	Principal Reimbursements	41,574.21
	iv	Other System Adjustments	0.00

	v	Total Principal Collections	$52,140,471.46

B	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$145,588.46
	ii	Capitalized Interest	(4,075,655.49)

	iii	Total Non-Cash Principal Activity	$(3,930,067.03)

C	Total Student Loan Principal Activity		$48,210,404.43

D	Student Loan Interest Activity
	i	Regular Interest Collections	$5,754,922.24
	ii	Interest Claims Received from Guarantors	521,560.90
	iii	Collection Fees/Return Items	40,452.83
	iv	Late Fee Reimbursements	319,144.70
	v	Interest Reimbursements	35,211.81
	vi	Other System Adjustments	0.00
	vii	Special Allowance Payments	(1,267.26)
	viii	Subsidy Payments	960,655.60

	ix	Total Interest Collections	$7,630,680.82

E	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$(11,198.52)
	ii	Capitalized Interest	4,075,655.49

	iii	Total Non-Cash Interest Adjustments	$4,064,456.97

F	Total Student Loan Interest Activity		$11,695,137.79

G.	Non-Reimbursable Losses During Collection Period		$144,467.54

H.	Cumulative Non-Reimbursable Losses to Date		$4,384,840.93

III. 1998-1 Collection Account Activity 4/1/2004 through 6/30/2004

A	Principal Collections
i	Principal Payments Received	$40,520,142.93
ii	Consolidation Principal Payments	11,578,754.32
iii	Reimbursements by Seller	(1,352.12)
iv	Borrower Benefits Reimbursements	3,261.34
v	Reimbursements by Servicer	1,832.29
vi	Re-purchased Principal	37,832.70

vii	Total Principal Collections	$52,140,471.46

B	Interest Collections
i	Interest Payments Received	$7,091,143.63
ii	Consolidation Interest Payments	144,727.85
iii	Reimbursements by Seller	2,601.43
iv	Borrower Benefits Reimbursements	151.95
v	Reimbursements by Servicer	31,484.02
vi	Re-purchased Interest	974.41
vii	Collection Fees/Return Items	40,452.83
viii	Late Fees	319,144.70

ix	Total Interest Collections	$7,630,680.82

C	Other Reimbursements	$424,269.91

D	Administrator Account Investment Income	$—

E	Return funds borrowed for previous distribution	$—

F	TOTAL FUNDS RECEIVED	$60,195,422.19
LESS FUNDS PREVIOUSLY REMITTED:
Servicing Fees	$(1,077,392.90)
Consolidation Loan Rebate Fees	$(306,581.41)
TOTAL FUNDS TRANSFERRED TO COLLECTION ACCOUNT	$58,811,447.88

G	Servicing Fee Calculation-Current Month
i	Unit Charge Calculation	$484,034.88
ii	Percentage of Principal Calculation	$562,437.94
iii	Lesser of Unit or Principal Calculation	$484,034.88

H	Servicing Fees Due for Current Period	$484,034.88

I	Carryover Servicing Fees Due	$160,449.04
Apr-04	Servicing Carryover	$—
May-04	Servicing Carryover	$82,045.98
Jun-04	Servicing Carryover	$78,403.06

TOTAL: Carryover Servicing Fee Due	$160,449.04

J	Administration Fees Due	$20,000.00

K	Total Fees Due for Period	$664,483.92

IV. 1998-1	Portfolio Characteristics

	Weighted Avg Coupon		# of Loans		% *		Principal Amount		% *
STATUS	3/31/2004	6/30/2004	3/31/2004	6/30/2004	3/31/2004	6/30/2004	3/31/2004	6/30/2004	3/31/2004	6/30/2004
INTERIM:
In School
Current	4.012%	4.008%	2,457	1,897	0.892%	0.720%	$8,766,638.26	$6,753,994.06	1.010%	0.824%

Grace
Current	3.895%	3.993%	523	679	0.190%	0.258%	$1,900,838.96	$2,422,470.33	0.219%	0.295%

TOTAL INTERIM	3.991%	4.004%	2,980	2,576	1.082%	0.978%	$10,667,477.22	$9,176,464.39	1.229%	1.119%
REPAYMENT
Active
Current	5.542%	5.533%	174,508	168,346	63.349%	63.886%	$467,455,092.17	$442,887,787.08	53.845%	54.015%
31-60 Days Delinquent	5.514%	5.570%	10,070	9,655	3.656%	3.664%	$38,149,148.84	$36,368,593.60	4.394%	4.436%
61-90 Days Delinquent	5.320%	5.367%	5,607	5,988	2.035%	2.272%	$23,275,567.68	$23,261,587.39	2.681%	2.837%
91-120 Days Delinquent	5.223%	5.214%	3,322	3,715	1.206%	1.410%	$14,183,157.56	$15,189,509.97	1.634%	1.853%
> 120 Days Delinquent	5.114%	5.117%	10,765	11,431	3.908%	4.338%	$46,060,449.74	$48,338,342.74	5.306%	5.895%

Deferment
Current	4.660%	4.689%	35,505	31,626	12.889%	12.002%	$126,501,520.05	$113,138,920.49	14.572%	13.799%

Forbearance
Current	5.076%	5.083%	31,091	28,530	11.287%	10.827%	$135,315,772.82	$124,826,079.47	15.587%	15.224%

TOTAL REPAYMENT	5.301%	5.310%	270,868	259,291	98.329%	98.398%	$850,940,708.86	$804,010,820.74	98.019%	98.058%
Claims in Process (1)	4.919%	5.040%	1,610	1,639	0.584%	0.622%	$6,492,682.82	$6,724,011.82	0.748%	0.820%
Aged Claims Rejected (2)	4.439%	4.220%	12	6	0.004%	0.002%	$42,042.76	$21,210.28	0.005%	0.003%
GRAND TOTAL	5.282%	5.293%	275,470	263,512	100.000%	100.000%	$868,142,911.66	$819,932,507.23	100.000%	100.000%

(1)	Claims filed and unpaid; includes claims rejected aged less than 6 months.
(2)	Claims rejected (subject to cure) aged 6 months or more; also includes claims deemed incurable pending repurchase.

*Percentages may not total 100% due to rounding.

V. 1998-1 Portfolio Characteristics by School and Program

LOAN TYPE	WAC	# Loans	$ Amount	%

- GSL - Subsidized	4.289%	170,273	$394,905,568.86	48.163%
- GSL - Unsubsidized	4.141%	61,079	$187,527,572.57	22.871%
- PLUS Loans	4.057%	7,105	$19,350,465.97	2.360%
- SLS Loans	4.181%	6,741	$25,289,342.31	3.084%
- Consolidation Loans	8.726%	18,314	$192,859,557.52	23.521%

- Total	5.293%	263,512	$819,932,507.23	100.000%

SCHOOL TYPE	WAC	# Loans	$ Amount	%

-Four Year	4.247%	198,351	$536,066,386.07	65.379%
-Two Year	4.186%	34,466	$66,121,516.52	8.064%
-Technical	4.178%	12,380	$25,162,392.07	3.069%
-Other	8.721%	18,315	$192,582,212.57	23.488%

- Total	5.293%	263,512	$819,932,507.23	100.000%

*Percentages may not total 100% due to rounding.

VI. 1998-1 Interest Calculation

A	Borrower Interest Accrued During Collection Period		$9,773,459.10
B	Interest Subsidy Payments Accrued During Collection Period		872,662.90
C	SAP Payments Accrued During Collection Period		7,163.76
D	INV Earnings Accrued for Collection Period (RESERVE & COLLECTION ACCOUNTS)		141,723.64
E	Investment Earnings (ADMINISTRATOR ACCOUNTS)		0.00

F	Net Expected Interest Collections		$10,795,009.40

G	Student Loan Rate
	i	Days in Calculation Period	91
	ii	Days in Year	366
	iii	Net Expected Interest Collections	$10,795,009.40
	iv	Primary Servicing Fee	$1,561,427.78
	v	Administration Fee	$20,000.00
	vi	Total Pool Balance at Beginning of Collection Period	$873,601,486.60
	vii	Student Loan Rate	4.24185%

		Accrued
		Int Factor	Accrual Period
H	Class A-1 T-Bill Based Interest Rate			0.00000%
I	Class A-1 Interest Rate	0.000000000	(4/26/04 - 7/26/04)	0.00000%
J	Class A-2 T-Bill Based Interest Rate			1.96562%
K	Class A-2 Interest Rate	0.004887186	(4/26/04 - 7/26/04)	1.96562%
L	Certificate T-Bill Based Rate of Return			2.17562%
M	Certificate Rate of Return	0.005409317	(4/26/04 - 7/26/04)	2.17562%

VII. 1998-1 Weekly T-Bill Rate Resets

			Number of
Period			Days Weighted	91 Day T-bill	A-2 Reset	CERT Reset
4/26/2004	–	4/26/2004	1	0.949%	1.7090%	1.9190%

4/27/2004	–	5/3/2004	7	0.985%	1.7450%	1.9550%

5/4/2004	–	5/10/2004	7	1.001%	1.7610%	1.9710%

5/11/2004	–	5/17/2004	7	1.078%	1.8380%	2.0480%

5/18/2004	–	5/24/2004	7	1.058%	1.8180%	2.0280%

5/25/2004	–	6/1/2004	8	1.066%	1.8260%	2.0360%

6/2/2004	–	6/7/2004	6	1.150%	1.9100%	2.1200%

6/8/2004	–	6/14/2004	7	1.251%	2.0110%	2.2210%

6/15/2004	–	6/21/2004	7	1.413%	2.1730%	2.3830%

6/22/2004	–	6/28/2004	7	1.336%	2.0960%	2.3060%

6/29/2004	–	7/6/2004	8	1.381%	2.1410%	2.3510%

7/7/2004	–	7/12/2004	6	1.344%	2.1040%	2.3140%

7/13/2004	–	7/25/2004	13	1.336%	2.0960%	2.3060%

Total Days in Accrual Period			91

VIII. 1998-1 Inputs From Previous Quarterly Servicing Reports 3/31/2004

A	Total Student Loan Pool Outstanding
	i	Portfolio Balance	$868,142,911.66
	ii	Interest To Be Capitalized	5,458,574.94

	iii	Total Pool	$873,601,486.60
	iv	Specified Reserve Account Balance	—

	v	Total Adjusted Pool	$873,601,486.60

B	Total Note and Certificate Factor		0.28697714850
C	Total Note and Certificate Balance		$873,601,486.60

D	Note Balance 4/26/2004		Class A-1	Class A-2	Certificates

	i	Current Factor	0.0000000000	0.6264201606	1.0000000000
	ii	Expected Note Balance	$0.00	$767,051,486.60	$106,550,000.00
E	Note Principal Shortfall		$0.00	$0.00	$0.00
F	Interest Shortfall		$0.00	$0.00	$0.00
G	Interest Carryover		$0.00	$0.00	$0.00

H	Reserve Account Balance		$2,999,161.00
I	Unpaid Primary Servicing Fees from Prior Month(s)		$0.00
J	Unpaid Administration fees from Prior Quarter(s)		$0.00
K	Unpaid Carryover Servicing Fees from Prior Quarter(s)		$0.00
L	Interest Due on Unpaid Carryover Servicing Fees		$0.00

IX. 1998-1 Waterfall for Distributions

				Remaining
				Funds Balance
A	Total Available Funds ( Sections III-F + VI-D )		$58,953,171.52	$58,953,171.52

B	Primary Servicing Fees-Current Month		$484,034.88	$58,469,136.64

C	Administration Fee		$20,000.00	$58,449,136.64

D	Noteholder’s Interest Distribution Amount
	i	Class A-1	$0.00	$58,449,136.64
	ii	Class A-2	$3,748,723.13	$54,700,413.51

	iii	Total Noteholder’s Interest Distribution	$3,748,723.13

E	Certificateholder’s Return Distribution Amount		$576,362.72	$54,124,050.79

F	Noteholder’s Principal Distribution Amount Paid
	i	Class A-1	$0.00	$54,124,050.79
	ii	Class A-2	$48,813,129.08	$5,310,921.71

	iii	Total Noteholder’s Principal Distribution	$48,813,129.08

G	Certificateholder’s Balance Distribution Amount		$0.00	$5,310,921.71

H	Increase to the Specified Reserve Account Balance		$0.00	$5,310,921.71

I	Carryover Servicing Fees		$160,449.04	$5,150,472.67

J	Noteholder’s Interest Carryover
	i	Class A-1	$0.00	$5,150,472.67
	ii	Class A-2	$0.00	$5,150,472.67

	iii	Total Noteholder’s Interest Carryover	$0.00

K	Certificateholder’s Return Carryover		$0.00	$5,150,472.67

L	Excess to Reserve Account		$5,150,472.67	$0.00

X. 1998-1 Distributions

A	Distribution Amounts			Class A-1	Class A-2	Certificates
	i	Quarterly Interest Due		$0.00	$3,748,723.13	$576,362.72
	ii	Quarterly Interest Paid		0.00	3,748,723.13	576,362.72

	iii	Interest Shortfall		$0.00	$0.00	$0.00

	iv	Interest Carryover Due		$0.00	$0.00	$0.00
	v	Interest Carryover Paid		0.00	0.00	0.00

	vi	Interest Carryover		$0.00	$0.00	$0.00

	vii	Quarterly Principal Due		$0.00	$48,813,129.08	$0.00
	viii	Quarterly Principal Paid		0.00	48,813,129.08	0.00

	ix	Quarterly Principal Shortfall		$0.00	$0.00	$0.00

	x	Total Distribution Amount		$0.00	$52,561,852.21	$576,362.72

B	Principal Distribution Reconciliation
	i	Notes and Certificates Principal Balance 6/30/04		$873,601,486.60
	ii	Adjusted Pool Balance 6/30/04		824,788,357.52

	iii	Adjusted Pool Exceeding Notes and Certificate Balance (i - ii)		$48,813,129.08

	iv	Adjusted Pool Balance 3/31/04		$873,601,486.60
	v	Adjusted Pool Balance 6/30/04		824,788,357.52

	vi	Current Principal Due (iv - v)		$48,813,129.08
	vii	Principal Shortfall from Previous Collection Period		—

	viii	Principal Distribution Amount (vi + vii)		$48,813,129.08

	ix	Principal Distribution Amount Paid		$48,813,129.08

	x	Principal Shortfall (viii - ix)		$—

C		Total Principal Distribution		$48,813,129.08
D		Total Interest Distribution		4,325,085.85

E		Total Cash Distributions - Note and Certificates		$53,138,214.93

F	Note & Certificate Balances			4/26/2004	7/26/2004
	i	A-1 Note Balance	(78442GAX4)	$0.00	$0.00
		A-1 Note Pool Factor		0.0000000000	0.0000000000

	ii	A-2 Note Balance	(78442GAY2)	$767,051,486.60	$718,238,357.52
		A-2 Note Pool Factor		0.6264201606	0.5865564373

	iii	Certificate Balance	(78442GAZ9)	$106,550,000.00	$106,550,000.00
		Certificate Pool Factor		1.0000000000	1.0000000000

G	Reserve Account Reconciliation
	i	Beginning of Period Balance			$2,999,161.00
	ii	Deposits to correct Shortfall			$—
	iii	Deposits from Excess Servicing			$5,150,472.67

	iv	Total Reserve Account Balance Available			$8,149,633.67
	v	Required Reserve Account Balance			$2,999,161.00

	vi	Shortfall Carried to Next Period			$—
	vii	Excess Reserve - Release to SLM Corp.			$5,150,472.67
	viii	Ending Reserve Account Balance			$2,999,161.00

XI. 1998-1 Historical Pool Information

					2003	2002
			4/1/04-6/30/04	01/01/04-03/31/04	01/01/03-12/31/03	1/1/02-12/31/02
Beginning Student Loan Portfolio Balance			$868,142,911.66	$945,233,147.34	$1,337,869,026.98	$1,805,566,476.20

	Student Loan Principal Activity
	i	Regular Principal Collections	$42,532,341.69	$71,810,664.00	$313,495,871.05	$230,083,077.85
	ii	Principal Collections from Guarantor	9,566,555.56	9,233,709.37	$39,961,061.81	$45,392,978.95
	iii	Principal Reimbursements	41,574.21	178,822.00	$62,381,457.03	$229,890,735.01
	iv	Other System Adjustments	—	—	$—	$—

	v	Total Principal Collections	$52,140,471.46	$81,223,195.37	$415,838,389.89	$505,366,791.81
	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$145,588.46	$134,890.00	$3,232,703.96	$5,415,055.85
	ii	Capitalized Interest	(4,075,655.49)	(4,267,849.69)	$(26,435,214.21)	(43,084,398.44)

	iii	Total Non-Cash Principal Activity	$(3,930,067.03)	$(4,132,959.69)	$(23,202,510.25)	$(37,669,342.59)

(-)	Total Student Loan Principal Activity		$48,210,404.43	$77,090,235.68	$392,635,879.64	$467,697,449.22

	Student Loan Interest Activity
	i	Regular Interest Collections	$5,754,922.24	$6,438,054.15	$32,952,003.51	$53,890,394.64
	ii	Interest Claims Received from Guarantors	521,560.90	492,111.79	$2,491,845.50	$3,214,666.17
	iii	Collection Fees/Return Items	40,452.83	49,498.59	$140,130.57	$44,277.72
	iv	Late Fee Reimbursements	319,144.70	426,719.85	$1,593,088.32	$1,654,189.99
	v	Interest Reimbursements	35,211.81	29,949.31	$512,802.96	$2,037,916.88
	vi	Other System Adjustments	—	—	$—	$—
	vii	Special Allowance Payments	(1,267.26)	(663.93)	$(3,339.87)	$(6,172.51)
	viii	Subsidy Payments	960,655.60	1,027,043.27	$5,747,031.34	$10,203,698.60

	ix	Total Interest Collections	$7,630,680.82	$8,462,713.03	$43,433,562.33	$71,038,971.49
	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$(11,198.52)	$2,385.76	$(2,625,432.65)	$(4,695,081.30)
	ii	Capitalized Interest	4,075,655.49	4,267,849.69	$26,435,214.21	43,084,398.44

	iii	Total Non-Cash Interest Adjustments	$4,064,456.97	$4,270,235.45	$23,809,781.56	$38,389,317.14

	Total Student Loan Interest Activity		$11,695,137.79	$12,732,948.48	$67,243,343.89	$109,428,288.63
(=)	Ending Student Loan Portfolio Balance		$819,932,507.23	$868,142,911.66	$945,233,147.34	$1,337,869,026.98
(+)	Interest to be Capitalized		$4,855,850.29	$5,458,574.94	$5,730,623.22	$8,698,072.18

(=)	TOTAL POOL		$824,788,357.52	$873,601,486.60	$950,963,770.56	$1,346,567,099.16

(+)	Reserve Account Balance		$—	$—	$—	$3,366,417.75

(=)	Total Adjusted Pool		$824,788,357.52	$873,601,486.60	$950,963,770.56	$1,349,933,516.91

XII.  1998-1 Historical Pool Information (continued)

			2001	2000	1999	1998
			1/1/01-12/31/01	1/1/00-12/31/00	1/1/99-12/31/99	2/9/98-12/31/98
Beginning Student Loan Portfolio Balance			$2,161,887,863.16	$2,436,692,225.62	$2,743,530,724.67	$2,949,265,754.91

	Student Loan Principal Activity
	i	Regular Principal Collections	$284,201,383.38	$243,431,526.79	$243,952,565.59	$212,924,399.41
	ii	Principal Collections from Guarantor	$52,089,315.03	36,212,190.88	$49,509,879.74	56,695,882.17
	iii	Principal Reimbursements	$75,395,238.53	67,183,324.38	$87,775,241.69	2,544,308.58
	iv	Other System Adjustments	$—	—	—	—

	v	Total Principal Collections	$411,685,936.94	$346,827,042.05	$381,237,687.02	$272,164,590.16
	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$5,502,377.77	$8,901,793.81	$10,930,637.45	$8,913,898.93
	ii	Capitalized Interest	(60,866,927.75)	(80,924,473.40)	$(85,329,825.42)	(75,343,458.85)

	iii	Total Non-Cash Principal Activity	$(55,364,549.98)	$(72,022,679.59)	$(74,399,187.97)	$(66,429,559.92)

(-)	Total Student Loan Principal Activity		$356,321,386.96	$274,804,362.46	$306,838,499.05	$205,735,030.24

	Student Loan Interest Activity
	i	Regular Interest Collections	$85,309,217.55	$100,589,544.93	$111,000,024.68	$103,400,566.43
	ii	Interest Claims Received from Guarantors	$4,083,607.15	2,417,096.10	$3,086,592.85	3,613,320.17
	iii	Collection Fees/Return Items	—	—	—	—
	iv	Late Fee Reimbursements	$2,041,768.81	2,076,965.24	$2,028,775.31	652,095.43
	v	Interest Reimbursements	$825,882.34	860,622.30	$1,448,120.06	99,009.17
	vi	Other System Adjustments	$—	(599.39)	$—	—
	vii	Special Allowance Payments	$4,701,539.15	19,222,896.32	$1,186,266.46	1,002,682.24
	viii	Subsidy Payments	$16,700,364.32	22,219,946.08	$34,049,425.42	30,985,595.63

	ix	Total Interest Collections	$113,662,379.32	$147,386,471.58	$152,799,204.78	$139,753,269.07
	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$(4,680,384.31)	$(8,419,985.02)	$(9,993,229.05)	$(7,904,998.99)
	ii	Capitalized Interest	60,866,927.75	80,924,473.40	$85,329,825.42	75,343,458.85

	iii	Total Non-Cash Interest Adjustments	$56,186,543.44	$72,504,488.38	$75,336,596.37	$67,438,459.86

	Total Student Loan Interest Activity		$169,848,922.76	$219,890,959.96	$228,135,801.15	$207,191,728.93
(=)	Ending Student Loan Portfolio Balance		$1,805,566,476.20	$2,161,887,863.16	$2,436,692,225.62	$2,743,530,724.67
(+)	Interest to be Capitalized		$13,304,778.83	$17,027,054.74	$28,269,705.23	$41,965,865.45

(=)	TOTAL POOL		$1,818,871,255.03	$2,178,914,917.90	$2,464,961,930.85	$2,785,496,590.12

(+)	Reserve Account Balance		$4,547,178.14	$5,447,287.29	$6,162,404.83	$6,963,741.48

(=)	Total Adjusted Pool		$1,823,418,433.17	$2,184,362,205.19	$2,471,124,335.68	$2,792,460,331.60

XIII. 1998-1 Payment History and CPRs

Distribution	Actual	Since Issued
Date	Pool Balances	CPR *

Apr-98	$2,999,160,860	—
Jul-98	$2,926,675,833	2.63%
Oct-98	$2,858,101,353	4.46%
Jan-99	$2,785,496,590	4.64%
Apr-99	$2,702,114,218	4.97%
Jul-99	$2,591,123,359	5.90%
Oct-99	$2,525,477,804	5.48%
Jan-00	$2,464,961,931	5.05%
Apr-00	$2,396,501,322	4.80%
Jul-00	$2,326,339,184	4.61%
Oct-00	$2,245,341,076	4.61%
Jan-01	$2,178,914,918	4.39%
Apr-01	$2,115,791,637	4.14%
Jul-01	$2,038,141,189	4.12%
Oct-01	$1,943,763,876	4.33%
Jan-02	$1,818,871,255	4.95%
Apr-02	$1,703,548,196	5.42%
Jul-02	$1,613,272,006	5.56%
Oct-02	$1,469,853,300	6.45%
Jan-03	$1,346,567,099	7.09%
Apr-03	$1,235,830,181	7.60%
Jul-03	$1,171,697,491	7.45%
Oct-03	$1,028,007,644	8.56%
Jan-04	$950,963,771	8.69%
Apr-04	$873,601,487	8.88%
Jul-04	$824,788,358	8.62%

* “Since Issued CPR” is based on the current period’s ending pool balance calculated against the original pool balance and assuming cutoff date pool data.